Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Pre-announces Fourth Quarter Results;

Announces Stock Buyback Program and Restatement of Financial Statements

NEW YORK, NY – February 4, 2008 – Hudson Highland Group, Inc. (Nasdaq: HHGP), a leading provider of permanent recruitment, contract professionals and talent management services worldwide, today made several announcements.

Update on Fourth Quarter 2007

The company will report fourth quarter 2007 revenue of $290.5 million and adjusted EBITDA of $13.5 million from continuing operations.

The company’s discontinued operations include the Netherlands Reintegration business it sold in December 2007 and the Energy and Engineering business it sold earlier today. For comparison purposes as set forth in Schedule 1 (attached), including the results of discontinued operations in the fourth quarter would have resulted in revenue of $331.5 million, compared with guidance of $325-$340 million, and adjusted EBITDA of $14.3 million, compared with guidance of $12-$14 million.

Share Repurchase Program

The company also announced today that its board of directors has authorized the repurchase of up to $15 million of the company’s common stock. The company intends to make purchases from time to time as market conditions warrant.

Restatement of Previously Issued Financial Statements

The company has determined, in consultation with its external auditors, that a portion of the 2006 and 2007 earn out payments in connection with a 2005 acquisition that the company originally recorded as purchase price, should instead be recorded as expense in the third and fourth quarters of 2006 and the first three quarters of 2007. A current period amount is recorded in the fourth quarter. This restatement is unrelated to the company’s accounting matter in the third quarter of 2007. The amounts to be recorded as expense relate to a 2006 amendment to the original acquisition agreement. Schedule 2 (attached) sets forth the impact of this restatement on the company’s financial statements for the applicable periods. The restatement does not affect the company’s cash flows for those periods.

The company has filed a report on Form 8-K today with the Securities and Exchange Commission with respect to this matter. This summary is qualified in its entirety by reference to the detailed information contained in that report. The company will include the restated financial information for the applicable periods in a filing with the Securities and Exchange Commission prior to or in connection with the timely filing of the company’s Form 10-K for the year ended December 31, 2007.

Q4 2007 Conference Call

As previously announced, management will conduct a live conference call to be broadcast simultaneously over the Internet to review the above announcements as well as the company’s quarterly and full-year results, market trends and outlook at 9:00 AM ET on Thursday, February 7, 2008.

Individuals wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 32241194 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 32241194. Hudson Highland Group’s conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hudson.com.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

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Financial Tables Follow

SCHEDULE 1

HUDSON HIGHLAND GROUP, INC.

RECONCILIATION FOR DISCONTINUED OPERATIONS

(in thousands)

(unaudited)

	For the Quarter Ended December 31, 2007				For the Quarter Ended December 31, 2006
	Basis of Guidance (1)	Energy (2)	Reintegration (3)	Actual	Basis of Guidance (1)	Energy (2)	Reintegration (3)	Actual
Revenue	$331,471	$38,456	$2,531	$290,484	$329,336	$38,104	$4,811	$286,421
Gross margin	135,492	4,415	1,093	129,984	125,976	5,061	2,849	118,066
Adjusted EBITDA (4)	14,334	982	(121)	13,473	14,835	1,826	1,232	11,777
Acquisition-related payments	837	—	—	837	858	—	—	858
Business reorganization expenses (recoveries)	(276)	—	—	(276)	3,301	4	—	3,297
Merger and integration expenses (recoveries)	8	—	—	8	287	—	—	287
EBITDA (4)	13,765	982	(121)	12,904	10,389	1,822	1,232	7,335
Depreciation and amortization	3,590	20	38	3,532	8,284	24	143	8,117
Operating income	$10,175	$962	$(159)	$9,372	$2,105	$1,798	$1,089	$(782)

(1)	Basis of Guidance represents the sum of the GAAP reported results from continuing operations plus the individual financial statement components of the discontinued operations of (2) Energy and (3) Reintegration and is presented for purposes of depicting the basis on which the company set its fourth quarter 2007 guidance.
(2)	Energy is the asset sale of the company’s Energy and Engineering business that was announced on February 4, 2008.
(3)	Reintegration is the sale of the Dutch Reintegration subsidiary, Hudson Human Capital Solutions B.V. that was announced on December 20, 2007.
(4)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies. Amortization for 2006 includes accelerated amortization expense related to changes in estimates and valuations.

SCHEDULE 2

HUDSON HIGHLAND GROUP, INC.

EFFECT ON PREVIOUSLY-REPORTED FINANCIAL RESULTS

(in thousands)

(unaudited)

	Q3 2006		Q4 2006		Q1 2007		Q2 2007		Q3 2007
	Reported (1)	Restated	Reported (1)	Restated	Reported (1)	Restated	Reported (1)	Restated	Reported (1)	Restated
Adjusted EBITDA (2)	12,122	12,122	15,561	15,561	6,814	6,814	13,204	13,204	11,768	11,768
Acquisition-related payments	—	829	—	858	—	298	3,551	3,853	—	311
Business reorganization expenses	2,090	2,090	3,301	3,301	3,116	3,116	1,578	1,578	(56)	(56)
Merger and integration expenses	14	14	287	287	—	—	(42)	(42)	(753)	(753)
EBITDA (2)	10,018	9,189	11,973	11,115	3,698	3,400	8,117	7,815	12,577	12,266
Depreciation and amortization	3,868	3,868	8,291	8,291	3,809	3,809	3,952	3,952	3,642	3,642
Operating income	6,150	5,321	3,682	2,824	(111)	(409)	4,165	3,863	8,935	8,624
Other income (expense)	709	709	(598)	(598)	2,600	2,600	(21)	(21)	1,096	1,096
Interest income (expense)	(661)	(661)	173	173	222	222	435	435	(143)	(143)
Provision (benefit) for income tax taxes	2,218	2,218	(1,700)	(1,700)	2,377	2,377	4,637	4,637	5,721	5,721
Net income from continuing ops	3,980	3,151	4,957	4,099	334	36	(58)	(360)	4,167	3,856
Income from discontinued ops operations	346	346	18,746	18,746	19	19	(258)	(258)	(277)	(277)
Net income	4,326	3,497	23,703	22,845	353	55	(316)	(618)	3,890	3,579

(1)	Reported is defined as the financials as originally reported, not including the effects of subsequent discontinued operations, which include the Netherlands Reintegration business sold in December 2007 and the North American Energy and Engineering business sold in February 2008.
(2)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies. Amortization for 2006 includes accelerated amortization expense related to changes in estimates and valuations.

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